Amalgamated Financial Corp. Reports Third Quarter 2026 Financial Results; Record Earnings and Profitability | 3.77% Margin Deposit Growth of 3.0% | Commercial Loan Growth of 2.6% | PACE Growth of 4.0% NEW YORK, October 22, 2026 – (BUSINESS WIRE) -- Amalgamated Financial Corp. (the “Company” or “Amalgamated”) (Nasdaq: AMAL), the holding company for Amalgamated Bank (the “Bank”), today announced financial results for the third quarter ended September 30, 2026. Priscilla Sims Brown, President and Chief Executive Officer, commented, “The story this quarter is not simply about delivering outstanding results. It is about demonstrating that the earnings power we have built is long-lasting and supported by multiple strengths across the bank.” Third Quarter 2026 Highlights Profitability and Revenue • Record net income of $36.4 million, or $1.20 per diluted share. • Record core net income1 of $34.6 million, or $1.14 per diluted share. • Record operating revenue of $101.7 million, or $3.36 per diluted share. Deposits and Liquidity • On-balance sheet deposits increased $256.0 million, or 3.0%, to $8.7 billion. • Off-balance sheet deposits were $1.1 billion, nearly 8% higher than the prior quarter. • Political deposits decreased $76.5 million, or 3.7%, to $2.0 billion, in keeping with the election cycle. • Average cost of deposits at 146 basis points, same as the prior quarter. • Non-interest-bearing deposits were 42% of total deposits. • Cash, borrowing capacity, and unpledged securities totaled $5.0 billion, or 98% of total uninsured deposits. Margin and Assets • Net interest margin decreased by 1 basis point to 3.77%. • Net interest income grew $1.9 million, or 2.2%, to a record $87.9 million. • Net loans receivable increased $50.8 million, or 1.0%, to $5.1 billion. • Net commercial loans grew $93.5 million, or 2.6%, to $3.7 billion. • PACE assessments grew $53.0 million, or 4.0%, to $1.4 billion, including CPACE growth of $54.2 million. Capital and Returns • Tangible book value per share1 was $27.54. • Tier 1 leverage was 9.31% and Common Equity Tier 1 was 14.40%. • Tangible common equity ratio 1 was 8.44%. • Core return on average tangible common equity1 of 16.57%. • Core return on average assets1 of 1.44%. • Repurchased approximately 137,000 shares during the quarter, with $33.5 million in remaining capacity under the share repurchase program approved on June 9, 2026. • Paid dividend of $5.1 million, at $0.17 per share. 1 1 Definitions are presented under “Non-GAAP Financial Measures”. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure are set forth on the last page of the financial information accompanying this press release and may also be found on the Company’s website, www.amalgamatedbank.com.

amalgamated FINANCIAL CORP.

Third Quarter Earnings

Net income was $36.4 million, or $1.20 per diluted share, compared to $34.8 million, or $1.15 per diluted share, for the prior quarter. The $1.6 million increase during the quarter was primarily driven by a $1.9 million increase in net interest income, and a $1.5 million increase in non-interest income, which includes a $0.6 million increase in ICS One-Way Sell fee income from off-balance sheet deposits. There was also a $0.8 million decrease in provision for credit losses. This was partially offset by a $1.6 million increase in non-interest expense, and a $0.9 million increase in income tax expense.

Core net income[1] was $34.6 million, or $1.14 per diluted share, compared to $33.1 million, or $1.10 per diluted share for the prior quarter. The table below shows a pre-tax gain of $2.6 million related to non-core income items, $0.1 million of non-core pre-tax expense items, and $0.7 million in tax on notable items were excluded in the calculation of core net income in the third quarter of 2026. For additional details on each component item within the non-core income and expense figures listed below, please see the GAAP to Non-GAAP reconciliation included at the end of this document.

(in thousands)	As of and for the Three Months Ended		
Core net income	**September 30, 2026**	**June 30, 2026**	**QoQ Change**
Net Income (GAAP)	$ 36,434	$ 34,766	$ 1,668
Add: Non-core (income)/losses	(2,572)	(2,264)	(308)
Add: Non-core expense	53	80	(27)
Add: Tax benefit (expense) on notable items	655	555	100
Core net income (non-GAAP)	$ 34,570	$ 33,137	$ 1,433

Net interest income was $87.9 million, compared to $86.1 million for the prior quarter. Interest earning asset yields remained flat at 5.14%. Loan interest income increased $1.4 million, as average loan balances increased $57.2 million, reflecting revenue generation upside from commercial loan originations. Loan yields remained flat, largely due to interest income previously recaptured from the payoff of a nonaccrual construction loan, which had a 5 basis point benefit on loan yields in the prior quarter. Interest income on securities increased $1.2 million and securities yields held steady as capital was allocated to PACE growth and AFS securities purchases in the quarter. Conversely, expense on total interest-bearing deposits increased $0.6 million as the average balance of total interest-bearing deposits increased by $29.1 million, combined with an increase in market rates during the quarter.

Net interest margin was 3.77%, one basis point lower than the prior quarter, in which the prior quarter included a 3 basis point benefit on net interest margin from the recapture of the aforementioned construction loan income. In the current quarter, interest income benefited from higher asset yields from the origination of higher-yielding commercial loans, new CPACE originations, and newly purchased AFS securities. This was partially offset by higher interest expense due to interest-bearing deposit gathering. Income from loan prepayment penalties had a 3 basis point impact on net interest margin in the current quarter, as well as a 3 basis point impact in the prior quarter. Total cost of deposits remained flat at 1.46% quarter over quarter.

Provision for credit losses was an expense of $3.6 million, a decrease of $0.8 million compared to an expense of $4.4 million in the prior quarter. The expense in the quarter was primarily driven by charge-offs on consumer and small business loans, as well as increases in required reserves on two newly identified multifamily loans requiring individual reserve analysis. No additional reserve increases were recorded during the third quarter related to the previously disclosed $78.0 million multifamily relationship. Efforts to resolve the exposures through foreclosure, note sales, or other exit strategies remain ongoing.

2

Non-interest income was $13.8 million, compared to $12.3 million in the prior quarter. Excluding all non-core income items noted above, core non-interest income1 was $11.2 million, compared to $10.0 million in the prior quarter. The increase was primarily related to higher retail banking fees and fees for consumer wealth management and investment services. Non-interest expense was $48.9 million, an increase of $1.6 million from the prior quarter. Excluding non-core expense items noted above, core non-interest expense1 was $48.8 million, an increase of $1.6 million from the prior quarter. This was mainly driven by an expected $1.2 million increase in occupancy cost, which included a double rent period related to the lease of our new headquarters, which commenced during the quarter. The restoration work and exit of the previous headquarters office is expected to be completed in the fourth quarter of 2026. In addition, technology costs increased $0.3 million, consistent with the ongoing implementation of key infrastructure projects, while compensation and employee benefit costs rose by $0.7 million due to accruals related to improved financial performance. This was partially offset by a $0.2 million decrease in professional fees and a $0.2 million decrease in advertising expense. Provision for income tax expense was $12.8 million, compared to $11.9 million for the prior quarter. The effective tax rate was 26.0%, compared to 25.4% in the prior quarter. The current quarter tax rate includes recognition of a $0.6 million tax credit purchased in the quarter, and the prior quarter tax rate includes recognition of a $0.5 million purchased tax credit. Excluding the purchased tax credits and other discrete tax items, the current quarter tax rate would have been 27.2% and the prior quarter tax rate would have been 26.4%. The increase in the annualized effective tax rate was related to changes in income allocations for certain states taxes. Balance Sheet Quarterly Summary Total assets expanded to $9.7 billion at September 30, 2026, a $322.1 million, or 3.4% increase, and third quarter average assets were $9.5 billion. On the last day of the quarter, the balance sheet was impacted by $120.4 million of temporary pension funding deposits that were withdrawn within one week. Adjusted, total assets were $9.6 billion, in line with our target for the quarter. Notable changes within individual balance sheet line items include a $37.1 million increase in traditional securities and a $50.8 million increase in net loans receivable, funded by deposit growth in the quarter. On- balance sheet deposits increased by $256.0 million and average total deposits increased by $112.5 million, reflecting growth across the labor and not-for-profit segments. Off-balance sheet deposits increased by an additional $89.0 million in the quarter, and equity decreased by $1.4 million. Total net loans receivable at September 30, 2026 were $5.1 billion, an increase of $50.8 million, or 1.0% for the quarter. The loan balance increase was primarily driven by a $56.3 million increase in commercial and industrial loans, and a $39.8 million increase in multifamily loans, partially offset by a $5.5 million decrease in commercial real estate loans. Portfolios generating redeployed cash through planned runoff included a $9.7 million decrease in consumer solar loans, and a $30.7 million decrease in residential loans. Total on-balance sheet deposits at September 30, 2026 were $8.7 billion, an increase of $256.0 million, or 3.0%, during the quarter. Including accounts held off-balance sheet, deposits held by politically active customers, such as campaigns, PACs, advocacy-based organizations, and state and national party committees were $2.0 billion, a decrease of $76.5 million during the quarter. Non-interest-bearing deposits represented 41% of average total deposits and 42% of ending total deposits for the quarter, contributing to an average cost of total deposits of 146 basis points. Super-core deposits1 totaled approximately $5.1 billion, and had a weighted average life of 17 years. Total uninsured deposits were $5.1 billion, comprising 58% of on- balance sheet deposits, improved to 52% of total deposits when including those held off-balance sheet. Nonperforming assets totaled $105.0 million, or 1.08% of period-end total assets at September 30, 2026, an increase of $2.3 million, compared with $102.7 million, or 1.09% of period-end total assets on a linked quarter basis. The increase in nonperforming assets was driven by one $3.1 million multifamily loan that was placed on nonaccrual status this quarter. 3

During the quarter, criticized or classified loans increased $7.4 million, largely driven by one $11 million commercial and industrial loan that was downgraded to criticized status, despite certain positive trends in the borrower’s financial performance. This was partially offset by an upgrade of one $2.1 million commercial and industrial loan. During the quarter, the allowance for credit losses on loans increased $1.3 million to $70.2 million. The ratio of allowance to total loans was 1.35%, an increase of 1 basis point from 1.34% in the second quarter of 2026. Subsequent to quarter end, a $3.8 million DC multifamily loan was resolved through a discounted payoff, resulting in a $2.5 million charge-off. The loan was adequately reserved at quarter end; therefore, the charge-off is not expected to have a material impact on the provision for credit losses. Capital Quarterly Summary As of September 30, 2026, the Common Equity Tier 1 Capital ratio was 14.40%, the Total Risk-Based Capital ratio was 16.45%, and the Tier 1 Leverage Capital ratio was 9.31%. Stockholders’ equity was $833.6 million, a decrease of $1.4 million during the quarter. The decrease in stockholders’ equity was primarily driven by an increase of $27.9 million in accumulated other comprehensive loss due to the tax-effected mark-to-market adjustment on available for sale securities resulting from increases in long-term rates in the quarter. In addition, there were $5.1 million in dividends paid at $0.17 per outstanding share, and approximately $6.5 million in share buybacks during the quarter. This was primarily offset by $36.4 million of net income. Tangible book value per share1 increased 0.2% to $27.54. Tangible common equity1 decreased to 8.44% of tangible assets due to the above mentioned tax-effected mark-to-market adjustment, as well as higher average balance sheet size. Conference Call As previously announced, Amalgamated Financial Corp. will host a conference call to discuss its third quarter 2026 results today, October 22, 2026 at 11:00 am (Eastern Time). The conference call can be accessed by dialing 1-877-407-9716 (domestic) or 1-201-493-6779 (international) and asking for the Amalgamated Financial Corp. Third Quarter 2026 Earnings Call. A telephonic replay will be available approximately two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671 and providing the access code 13762586. The telephonic replay will be available until October 29, 2026. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of our website at https://ir.amalgamatedbank.com/. The online replay will remain available for a limited time beginning immediately following the call. The presentation materials for the call can be accessed on the investor relations section of our website at https:// ir.amalgamatedbank.com/. About Amalgamated Financial Corp. Amalgamated Financial Corp. is a Delaware public benefit corporation and bank holding company. Founded in 1923 by the Amalgamated Clothing Workers of America, it provides commercial banking and trust services through Amalgamated Bank, a New York-based commercial bank and chartered trust company with offices or branches in New York City, Washington, D.C., Northern California, and Boston. The Bank is a member of the Global Alliance for Banking on Values and a certified B Corporation®. Non-GAAP Financial Measures This release (and the accompanying financial information and tables) refer to certain non-GAAP financial measures including, without limitation, “Core operating revenue,” “Core non-interest expense,” “Core non-interest income,” “Core 4 net income,” “Tangible common equity,” “Average tangible common equity,” “Core return on average assets,” “Core return on average tangible common equity,” “Core efficiency ratio,” “Super-core deposits,” “Tangible assets,” “Tangible book value,” and “Traditional securities.” Management utilizes this information to compare operating performance for September 30, 2026, versus certain periods in 2026 and 2025 and to prepare internal projections. We believe these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of operating performance. In addition, because intangible assets such as goodwill and other discrete items unrelated to the core business, which are excluded, vary extensively from company to company, we believe that the presentation of this information allows investors to more easily compare the results to those of other companies. The presentation of non-GAAP financial information, however, is not intended to be considered in isolation or as a substitute for GAAP financial measures. We strongly encourage readers to review the GAAP financial measures included in this release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this release with other companies’ non-GAAP financial measures having the same or similar names. Reconciliations of non- GAAP financial disclosures to comparable GAAP measures found in this release are set forth in the final pages of this release and also may be viewed on our website, amalgamatedbank.com. Terminology Certain terms used in this release are defined as follows: “Core efficiency ratio” is defined as “Core non-interest expense” divided by “Core operating revenue.” The Company believes the most directly comparable performance ratio derived from GAAP financial measures is an efficiency ratio calculated by dividing total non-interest expense by the sum of net interest income and total non-interest income. “Core net income” is defined as net income after tax excluding gains and losses on sales of securities, ICS One-Way Sell fee income, gains or losses and changes in fair value on loans held-for-sale, gains on the sale of owned property, subdebt repurchase gain, costs related to branch closures, restructuring/severance costs, tax credits and accelerated depreciation on solar equity investments, and taxes on notable pre-tax items. The Company believes the most directly comparable GAAP financial measure is net income. “Core non-interest expense” is defined as total non-interest expense excluding costs related to branch closures, and restructuring/severance. The Company believes the most directly comparable GAAP financial measure is total non-interest expense. “Core non-interest income” is defined as total non-interest income excluding gains and losses on sales of securities, ICS One-Way Sell fee income, changes in fair value on loans held-for-sale, gains on the sale of owned property, subdebt repurchase gain, and tax credits and accelerated depreciation on solar equity investments. The Company believes the most directly comparable GAAP financial measure is non-interest income. “Core operating revenue” is defined as total net interest income plus “core non-interest income”. The Company believes the most directly comparable GAAP financial measure is the total of net interest income and non-interest income. “Core return on average assets” is defined as “Core net income” divided by average total assets. The Company believes the most directly comparable performance ratio derived from GAAP financial measures is return on average assets calculated by dividing net income by average total assets. 5

“Core return on average tangible common equity” is defined as “Core net income” divided by average “tangible common equity.” The Company believes the most directly comparable performance ratio derived from GAAP financial measures is return on average equity calculated by dividing net income by average total stockholders’ equity. “Super-core deposits” are defined as total deposits from commercial and consumer customers, with a relationship length of greater than 5 years. The Company believes the most directly comparable GAAP financial measure is total deposits. “Tangible assets” are defined as total assets excluding, as applicable, goodwill and core deposit intangibles. The Company believes the most directly comparable GAAP financial measure is total assets. “Tangible common equity”, and “Tangible book value” are defined as stockholders’ equity excluding, as applicable, minority interests, goodwill and core deposit intangibles. The Company believes that the most directly comparable GAAP financial measure is total stockholders’ equity. “Tangible common equity ratio” is “Tangible common equity” divided by “Tangible assets.” The Company believes the most directly comparable performance ratio derived from GAAP financial measures is an equity ratio calculated by dividing average equity by average assets. "Traditional securities" is defined as total investment securities excluding PACE assessments. The Company believes the most directly comparable GAAP financial measure is total investment securities. Forward-Looking Statements Statements included in this release that are not historical in nature are intended to be, and are hereby identified as, forward- looking statements within the meaning of the Private Securities Litigation Reform Act, Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified through the use of forward- looking terminology such as “may,” “will,” “anticipate,” “aspire,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “in the future,” and “intend,” as well as other similar words and expressions of the future. Forward- looking statements are subject to known and unknown risks, uncertainties and other factors, any or all of which could cause actual results to differ materially from the results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: 1. uncertain conditions in the banking industry and in national, regional and local economies in core markets, which may have an adverse impact on business, operations and financial performance; 2. deterioration in the financial condition of borrowers, as well as deterioration in the reputational profile of borrowers, resulting in significant increases in credit losses and provisions for those losses; 3. deposit outflows and subsequent declines in liquidity caused by factors that could include lack of confidence in the banking system, a deterioration in market conditions or the financial condition of depositors; 4. changes in deposits, including an increase in uninsured deposits; 5. ability to maintain sufficient liquidity to meet deposit and debt obligations as they come due, which may require that the Company sell investment securities at a loss, negatively impacting net income, earnings and capital; 6. unfavorable conditions in the capital markets, which may cause declines in stock price and the value of investments; 7. negative economic and political conditions that adversely affect the general economy, housing prices, the real estate market, the job market, consumer confidence, the financial condition of borrowers and consumer spending habits, which may affect, among other things, the level of non-performing assets, charge-offs and provision expense; 8. fluctuations or unanticipated changes in the interest rate environment including changes in net interest margin or changes in the yield curve that affect investments, loans or deposits; 9. the general decline in the real estate and lending markets, particularly in commercial real estate in the Company’s market areas, and the effects of the enactment of or changes to rent-control and other similar regulations on multi- family housing; 6

10. implementation by the current presidential administration of a regulatory reform agenda that is significantly different from that of the prior presidential administration, impacting the rule making, supervision, examination and enforcement of the banking regulation agencies; 11. changes in U.S. trade policies and other global political factors beyond the Company’s control, including the imposition of tariffs, which raise economic uncertainty, potentially leading to slower growth and a decrease in loan demand; 12. the outcome of legal or regulatory proceedings that may be instituted against us; 13. inability to achieve organic loan and deposit growth and the composition of that growth; 14. composition of the Company’s loan portfolio, including any concentration in industries or sectors that may experience unanticipated or anticipated adverse conditions greater than other industries or sectors in the national or local economies in which the Company operates; 15. inaccuracy of the assumptions and estimates the Company makes and policies that the Company implements in establishing the allowance for credit losses; 16. changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; 17. any matter that would cause the Company to conclude that there was impairment of any asset, including intangible assets; 18. limitations on the ability to declare and pay dividends; 19. the impact of competition with other financial institutions, including pricing pressures and the resulting impact on results, including compression to net interest margin; 20. increased competition for experienced members of the workforce including executives in the banking industry; 21. a failure in or breach of operational or security systems or infrastructure, or those of third party vendors or other service providers, including as a result of unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; 22. increased regulatory scrutiny, privacy concerns, and cyber risk and other exposure from the potential use of “big data” techniques, machine learning, and artificial intelligence in a wide range of applications including for fraud detection, credit underwriting, customer service, marketing, transaction execution, automated compliance and internal operations; 23. a downgrade in the Company’s credit rating; 24. “greenwashing claims” against the Company and environmental, social, and governance ("ESG") products and increased scrutiny and political opposition to ESG and diversity, equity, and inclusion ("DEI") practices; 25. any unanticipated or greater than anticipated adverse conditions (including the possibility of earthquakes, wildfires, and other natural disasters) affecting the markets in which the Company operates; 26. physical and transitional risks related to climate change as they impact the business and the businesses that the Company finances; 27. future repurchase of the Company’s shares through the Company’s common stock repurchase program; and 28. descriptions of assumptions underlying or relating to any of the foregoing. Additional factors which could affect the forward-looking statements can be found in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at https://www.sec.gov/. We disclaim any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law. Investor Contact: Jamie Lillis Solebury Strategic Communications shareholderrelations@amalgamatedbank.com 800-895-4172 7 amalgamated FINANCIAL CORP.

Consolidated Statements of Income (unaudited)

	Three Months Ended			Nine Months Ended	
	September 30,	June 30,	September 30,	September 30,	
($ in thousands)	2026	2026	2025	2026	2025
INTEREST AND DIVIDEND INCOME	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Loans	$ 67,467	$ 66,019	$ 62,321	$ 196,958	$ 178,887
Securities	50,655	49,552	46,023	144,395	131,414
Interest-bearing deposits in banks	1,638	1,592	1,241	4,884	4,074
Total interest and dividend income	119,760	117,163	109,585	346,237	314,375
INTEREST EXPENSE					
Deposits	31,202	30,563	32,583	90,379	92,093
Borrowed funds	618	543	555	1,705	2,348
Total interest expense	31,820	31,106	33,138	92,084	94,441
NET INTEREST INCOME	87,940	86,057	76,447	254,153	219,934
Provision for credit losses	3,628	4,429	5,301	21,545	10,787
Net interest income after provision for credit losses	84,312	81,628	71,146	232,608	209,147
NON-INTEREST INCOME					
Trust Department fees	4,275	4,232	3,969	12,813	12,038
Service charges on deposit accounts	8,249	6,863	4,261	22,315	11,572
Bank-owned life insurance income	661	648	1,050	2,631	2,472
Losses on sale of securities and other assets, net	(427)	(39)	(1,226)	(1,288)	(2,946)
Gain on sale of loans and changes in fair value on loans held-for-sale, net	—	—	70	12	920
Equity method investments income (loss)	226	227	597	1,077	(1,860)
Other income	817	373	440	1,831	1,396
Total non-interest income	13,801	12,304	9,161	39,391	23,592
NON-INTEREST EXPENSE					
Compensation and employee benefits	27,837	27,181	25,459	80,767	72,013
Occupancy and depreciation	4,698	3,523	3,452	12,376	10,220
Professional fees	2,807	3,008	3,387	9,551	11,410
Technology	7,738	7,412	5,981	21,768	17,084
Office maintenance and depreciation	551	484	582	1,585	1,782
Amortization of intangible assets	105	105	144	315	431
Advertising and promotion	684	900	497	2,190	960
Federal deposit insurance premiums	1,130	1,030	1,000	3,165	2,800
Other expense	3,326	3,669	3,115	10,358	9,152
Total non-interest expense	48,876	47,312	43,617	142,075	125,852
Income before income taxes	49,237	46,620	36,690	129,924	106,887
Income tax expense	12,803	11,854	9,900	33,500	29,080
Net income	$ 36,434	$ 34,766	$ 26,790	$ 96,424	$ 77,807
Earnings per common share - basic	$ 1.22	$ 1.16	$ 0.89	$ 3.23	$ 2.55
Earnings per common share - diluted	$ 1.20	$ 1.15	$ 0.88	$ 3.19	$ 2.53

8

amalgamated FINANCIAL CORP.

Consolidated Statements of Financial Condition

($ in thousands)	September 30, 2026	June 30, 2026	December 31, 2025
Assets	(unaudited)	(unaudited)	
Cash and due from banks	$ 4,129	$ 4,173	$ 4,501
Interest-bearing deposits in banks	258,391	163,611	286,716
Total cash and cash equivalents	262,520	167,784	291,217
Securities:			
Available for sale, at fair value			
Traditional securities	2,081,672	2,034,532	1,580,049
Property Assessed Clean Energy ("PACE") assessments	195,345	206,302	203,502
	2,277,017	2,240,834	1,783,551
Held-to-maturity, at amortized cost:			
Traditional securities, net of allowance for credit losses of $37, $38, and $41, respectively	431,393	441,428	476,950
PACE assessments, net of allowance for credit losses of $809, $749, and $703, respectively	1,193,946	1,130,119	1,077,065
	1,625,339	1,571,547	1,554,015
Loans held for sale	459	459	2,814
Loans receivable, net of deferred loan origination fees and costs	5,201,124	5,149,085	4,957,273
Allowance for credit losses	(70,200)	(68,939)	(57,586)
Loans receivable, net	5,130,924	5,080,146	4,899,687
Resell agreements	63,238	59,271	48,662
Federal Home Loan Bank of New York ("FHLBNY") stock, at cost	5,249	5,249	5,009
Accrued interest receivable	64,533	63,795	65,128
Premises and equipment, net	40,904	20,237	4,685
Bank-owned life insurance	109,111	108,451	108,941
Right-of-use lease asset	59,927	7,551	9,602
Deferred tax asset, net	43,645	33,310	30,750
Goodwill	12,936	12,936	12,936
Intangible assets, net	598	704	913
Equity method investments	2,979	5,505	4,479
Other assets	34,304	33,762	47,447
Total assets	$ 9,733,683	$ 9,411,541	$ 8,869,836
Liabilities			
Deposits	$ 8,714,440	$ 8,458,414	$ 7,949,241
Borrowings	59,845	69,754	69,547
Operating leases	73,901	9,094	12,255
Other liabilities	51,936	39,286	44,329
Total liabilities	8,900,122	8,576,548	8,075,372
Stockholders' equity			
Common stock, par value $0.01 per share	315	315	312
Additional paid-in capital	298,135	296,491	294,134
Retained earnings	648,273	616,925	567,269
Accumulated other comprehensive loss, net of income taxes	(68,702)	(40,796)	(32,088)
Treasury stock, at cost	(44,460)	(37,942)	(35,163)
Total stockholders' equity	833,561	834,993	794,464
Total liabilities and stockholders' equity	$ 9,733,683	$ 9,411,541	$ 8,869,836

9

Select Financial Data As of and for the As of and for the Three Months Ended Nine Months Ended September 30, June 30, September 30, September 30, (Shares in thousands) 2026 2026 2025 2026 2025 Selected Financial Ratios and Other Data: Earnings per share Basic $ 1.22 $ 1.16 $ 0.89 $ 3.23 $ 2.55 Diluted 1.20 1.15 0.88 3.19 2.53 Core net income (non-GAAP) Basic $ 1.16 $ 1.11 $ 0.91 $ 3.08 $ 2.68 Diluted 1.14 1.10 0.91 3.04 2.66 Book value per common share $ 27.99 $ 27.93 $ 25.78 $ 27.99 $ 25.78 Tangible book value per share (non-GAAP) $ 27.54 $ 27.47 $ 25.31 $ 27.54 $ 25.31 Common shares outstanding, par value $.01 per share(1) 29,778 29,900 30,089 29,778 30,089 Weighted average common shares outstanding, basic 29,879 29,878 30,176 29,858 30,470 Weighted average common shares outstanding, diluted 30,241 30,189 30,411 30,226 30,754 (1) 70,000,000 shares authorized; 31,221,815, 31,207,172, and 31,006,249 shares issued for the periods ended September 30, 2026, June 30, 2026, and September 30, 2025 respectively, and 29,777,958, 29,900,147, and 30,088,747 shares outstanding for the periods ended September 30, 2026, June 30, 2026, and September 30, 2025, respectively. 10 amalgamated FINANCIAL CORP.

Select Financial Data

	As of and for the Three Months Ended			As of and for the Nine Months Ended	
	September 30,	June 30,	September 30,	September 30,	
	2026	2026	2025	2026	2025
Selected Performance Metrics:					
Return on average assets	1.52 %	1.49 %	1.23 %	1.39 %	1.23 %
Core return on average assets (non-GAAP)	1.44 %	1.42 %	1.27 %	1.33 %	1.29 %
Return on average equity	17.19 %	17.04 %	13.98 %	15.65 %	14.03 %
Core return on average tangible common equity (non-GAAP)	16.57 %	16.51 %	14.65 %	15.16 %	15.01 %
Average equity to average assets	8.86 %	8.77 %	8.80 %	8.91 %	8.76 %
Tangible common equity to tangible assets (non-GAAP)	8.44 %	8.74 %	8.79 %	8.44 %	8.79 %
Loan yield	5.21 %	5.21 %	5.22 %	5.20 %	5.09 %
Securities yield	5.12 %	5.12 %	5.09 %	5.12 %	5.12 %
Deposit cost	1.46 %	1.46 %	1.67 %	1.46 %	1.63 %
Net interest margin	3.77 %	3.78 %	3.60 %	3.77 %	3.57 %
Efficiency ratio [(1)]	48.04 %	48.10 %	50.95 %	48.40 %	51.68 %
Core efficiency ratio (non-GAAP)	49.23 %	49.15 %	50.17 %	49.31 %	50.48 %
Asset Quality Ratios:					
Nonaccrual loans to total loans	2.01 %	1.98 %	0.47 %	2.01 %	0.47 %
Nonperforming assets to total assets	1.08 %	1.09 %	0.26 %	1.08 %	0.26 %
Allowance for credit losses on loans to nonaccrual loans	67.12 %	67.50 %	250.60 %	67.12 %	250.60 %
Allowance for credit losses on loans to total loans	1.35 %	1.34 %	1.18 %	1.35 %	1.18 %
Annualized net charge-offs to average loans	0.20 %	0.25 %	0.81 %	0.24 %	0.44 %
Liquidity Ratios:					
2 day Liquidity Coverage of Uninsured Deposits %	97.85 %	99.86 %	101.87 %	97.85 %	101.87 %
Cash and Borrowing Capacity Coverage of Uninsured, Non-Supercore Deposits (%)	168.27 %	171.27 %	166.10 %	168.27 %	166.10 %
Capital Ratios:					
Tier 1 leverage capital ratio	9.31 %	9.20 %	9.18 %	9.31 %	9.18 %
Tier 1 risk-based capital ratio	14.40 %	14.20 %	14.21 %	14.40 %	14.21 %
Total risk-based capital ratio	16.45 %	16.43 %	16.41 %	16.45 %	16.41 %
Common equity tier 1 capital ratio	14.40 %	14.20 %	14.21 %	14.40 %	14.21 %

(1) Efficiency ratio is calculated by dividing total non-interest expense by the sum of net interest income and total non-interest income

11

amalgamated FINANCIAL CORP.

Loan and PACE Assessments Portfolio Composition

(In thousands)	At September 30, 2026		At June 30, 2026		At September 30, 2025	
	Amount	% of total loans	Amount	% of total loans	Amount	% of total loans
Commercial portfolio:						
Commercial and industrial	$ 1,363,376	26.2 %	$ 1,307,075	25.4 %	$ 1,273,927	26.6 %
Multifamily	1,901,418	36.6 %	1,861,575	36.2 %	1,454,104	30.4 %
Commercial real estate	430,630	8.3 %	436,144	8.5 %	396,197	8.3 %
Construction and land development	19,486	0.3 %	16,652	0.2 %	22,554	0.4 %
Total commercial portfolio	3,714,910	71.4 %	3,621,446	70.3 %	3,146,782	65.7 %
Retail portfolio:						
Residential real estate lending	1,168,855	22.5 %	1,199,552	23.3 %	1,277,355	26.7 %
Consumer solar	293,799	5.6 %	303,538	5.9 %	335,531	7.0 %
Consumer and other	23,560	0.5 %	24,549	0.5 %	29,104	0.6 %
Total retail portfolio	1,486,214	28.6 %	1,527,639	29.7 %	1,641,990	34.3 %
Total loans held for investment	5,201,124	100.0 %	5,149,085	100.0 %	4,788,772	100.0 %
Allowance for credit losses	(70,200)		(68,939)		(56,479)	
Loans receivable, net	$ 5,130,924		$ 5,080,146		$ 4,732,293	
PACE assessments:						
Available for sale, at fair value						
Residential PACE assessments	195,345	14.1 %	206,302	15.5 %	208,427	16.9 %
Held-to-maturity, at amortized cost						
Commercial PACE assessments	419,625	30.2 %	365,470	27.3 %	300,310	24.1 %
Residential PACE assessments	775,130	55.8 %	765,398	57.2 %	734,819	59.0 %
Total Held-to-maturity PACE assessments	1,194,755	86.0 %	1,130,868	84.5 %	1,035,129	83.1 %
Total PACE assessments	1,390,100	100.0 %	1,337,170	100.0 %	1,243,556	100.0 %
Allowance for credit losses	(809)		(749)		(669)	
Total PACE assessments, net	$ 1,389,291		$ 1,336,421		$ 1,242,887	
Loans receivable, net and total PACE assessments, net as a % of Deposits	74.8%		75.9%		76.9%	

12

amalgamated FINANCIAL CORP.

Net Interest Income Analysis

	Three Months Ended								
	September 30, 2026			June 30, 2026			September 30, 2025		
(In thousands)	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
Interest-earning assets:									
Interest-bearing deposits in banks	$ 192,593	$ 1,638	3.37%	$ 187,933	$ 1,592	3.40%	$ 124,728	$ 1,241	3.95%
Securities[1]	3,858,359	49,805	5.12%	3,807,977	48,628	5.12%	3,499,587	44,895	5.09%
Resell agreements	56,751	850	5.94%	63,570	924	5.83%	62,892	1,128	7.12%
Loans receivable, net[2]	5,137,599	67,467	5.21%	5,080,371	66,019	5.21%	4,732,210	62,321	5.22%
Total interest-earning assets	9,245,302	119,760	5.14%	9,139,851	117,163	5.14%	8,419,417	109,585	5.16%
Non-interest-earning assets:									
Cash and due from banks	5,651			4,024			7,160		
Other assets	245,747			195,172			214,809		
Total assets	$ 9,496,700			$ 9,339,047			$ 8,641,386		
Interest-bearing liabilities:									
Savings, NOW and money market deposits	$ 4,811,153	$ 29,450	2.43%	$ 4,793,149	$ 28,845	2.41%	$ 4,691,920	$ 30,922	2.61%
Time deposits	237,668	1,751	2.92%	226,525	1,718	3.04%	200,257	1,661	3.29%
Total interest-bearing deposits	5,048,821	31,201	2.45%	5,019,674	30,563	2.44%	4,892,177	32,583	2.64%
Borrowings	70,146	618	3.50%	68,705	543	3.17%	76,500	555	2.88%
Total interest-bearing liabilities	5,118,967	31,819	2.47%	5,088,379	31,106	2.45%	4,968,677	33,138	2.65%
Non-interest-bearing liabilities:									
Demand and transaction deposits	3,453,182			3,369,805			2,846,392		
Other liabilities	83,493			62,276			65,777		
Total liabilities	8,655,642			8,520,460			7,880,846		
Stockholders' equity	841,058			818,587			760,540		
Total liabilities and stockholders' equity	$ 9,496,700			$ 9,339,047			$ 8,641,386		
Net interest income / interest rate spread		$ 87,940	2.67%		$ 86,057	2.69%		$ 76,447	2.51%
Net interest-earning assets / net interest margin	$ 4,126,335		3.77%	$ 4,051,472		3.78%	$ 3,450,740		3.60%
Total deposits / total cost of deposits	$ 8,502,003		1.46%	$ 8,389,479		1.46%	$ 7,738,569		1.67%
Total funding / total cost of funds	$ 8,572,149		1.47%	$ 8,458,184		1.48%	$ 7,815,069		1.68%

(1) Includes Federal Home Loan Bank ("FHLB") stock in the average balance, and dividend income on FHLB stock in interest income.
(2) Includes prepayment penalty interest income in 3Q2026, 2Q2026, or 3Q2025 of $409, $526, and $47, respectively (in thousands).

13

Net Interest Income Analysis

(In thousands)	Nine Months Ended					
	September 30, 2026			September 30, 2025		
	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
Interest-earning assets:						
Interest-bearing deposits in banks	$ 192,624	$ 4,884	3.39%	$ 136,017	$ 4,074	4.00%
Securities [(1)]	3,707,712	141,859	5.12%	3,361,685	128,614	5.12%
Resell agreements	57,732	2,536	5.87%	48,681	2,800	7.69%
Total loans, net[(2)]	5,063,599	196,958	5.20%	4,695,849	178,887	5.09%
Total interest-earning assets	9,021,667	346,237	5.13%	8,242,232	314,375	5.10%
Non-interest-earning assets:						
Cash and due from banks	5,005			5,950		
Other assets	216,473			213,110		
Total assets	$ 9,243,145			$ 8,461,292		
Interest-bearing liabilities:						
Savings, NOW and money market deposits	$ 4,699,710	$ 85,339	2.43%	$ 4,465,754	$ 86,381	2.59%
Time deposits	224,072	5,040	3.01%	217,140	5,712	3.52%
Total interest-bearing deposits	4,923,782	90,379	2.45%	4,682,894	92,093	2.63%
Borrowings	69,470	1,705	3.28%	95,315	2,348	3.29%
Total interest-bearing liabilities	4,993,252	92,084	2.47%	4,778,209	94,441	2.64%
Non-interest-bearing liabilities:						
Demand and transaction deposits	3,351,733			2,880,899		
Other liabilities	74,454			60,592		
Total liabilities	8,419,439			7,719,700		
Stockholders' equity	823,706			741,592		
Total liabilities and stockholders' equity	$ 9,243,145			$ 8,461,292		
Net interest income / interest rate spread		$ 254,153	2.66%		$ 219,934	2.46%
Net interest-earning assets / net interest margin	$ 4,028,415		3.77%	$ 3,464,023		3.57%
Total deposits / total cost of deposits	$ 8,275,515		1.46%	$ 7,563,793		1.63%
Total funding / total cost of funds	$ 8,344,985		1.48%	$ 7,659,108		1.65%

(1) Includes Federal Home Loan Bank ("FHLB") stock in the average balance, and dividend income on FHLB stock in interest income.
(2) Includes prepayment penalty interest income in September YTD 2026 and September YTD 2025 of $984 thousand and $247 thousand, respectively.

14

amalgamated FINANCIAL CORP.

Deposit Portfolio Composition

	Three Months Ended					
	September 30, 2026		June 30, 2026		September 30, 2025	
(In thousands)	Ending Balance	Average Balance	Ending Balance	Average Balance	Ending Balance	Average Balance
Non-interest-bearing demand deposit accounts	$3,702,068	$3,453,183	$3,286,325	$3,369,806	$2,911,442	$2,846,392
NOW accounts	177,342	179,760	183,532	177,893	175,701	173,768
Money market deposit accounts	4,265,422	4,307,700	4,428,188	4,285,511	4,140,781	4,184,050
Savings accounts	327,366	323,692	322,508	329,744	339,219	334,102
Time deposits	242,242	237,668	237,861	226,525	202,826	200,257
Total deposits	$8,714,440	$8,502,003	$8,458,414	$8,389,479	$7,769,969	$7,738,569
Non-interest-bearing % of total deposits	42 %	41 %	39 %	40 %	37 %	37 %

	Three Months Ended					
	September 30, 2026		June 30, 2026		September 30, 2025	
	Average Rate Paid[(1)]	Cost of Funds	Average Rate Paid[(1)]	Cost of Funds	Average Rate Paid[(1)]	Cost of Funds
Non-interest bearing demand deposit accounts	0.00 %	0.00 %	0.00 %	0.00 %	0.00 %	0.00 %
NOW accounts	0.41 %	0.43 %	0.41 %	0.39 %	0.52 %	0.66 %
Money market deposit accounts	2.56 %	2.62 %	2.58 %	2.60 %	2.62 %	2.80 %
Savings accounts	1.04 %	1.02 %	1.00 %	1.03 %	1.24 %	1.33 %
Time deposits	2.88 %	2.92 %	2.90 %	3.04 %	3.24 %	3.29 %
Total deposits	1.38 %	1.46 %	1.48 %	1.46 %	1.55 %	1.67 %
Interest-bearing deposits	2.40 %	2.45 %	2.42 %	2.44 %	2.47 %	2.64 %

[(1)] Average rate paid is calculated as the weighted average of spot rates on deposit accounts. Off-balance sheet deposits are excluded from all calculations shown.

15

Asset Quality (In thousands) September 30, 2026 June 30, 2026 September 30, 2025 Loans 90 days past due and accruing $ — $ 98 $ — Nonaccrual loans held for sale 459 459 459 Nonaccrual loans - Commercial 98,846 96,030 15,502 Nonaccrual loans - Retail 5,736 6,103 7,035 Nonaccrual securities 2 2 6 Total nonperforming assets $ 105,043 $ 102,692 $ 23,002 Nonaccrual loans: Commercial and industrial $ — $ 112 $ 646 Multifamily 90,052 87,115 2,799 Commercial real estate — — 955 Construction and land development 8,794 8,803 11,102 Total commercial portfolio 98,846 96,030 15,502 Residential real estate lending 3,180 3,525 3,644 Consumer solar 2,432 2,414 3,134 Consumer and other 124 164 257 Total retail portfolio 5,736 6,103 7,035 Total nonaccrual loans $ 104,582 $ 102,133 $ 22,537 16 amalgamated FINANCIAL CORP.

Credit Quality

($ in thousands)	September 30, 2026	June 30, 2026	September 30, 2025
Criticized and classified loans			
Commercial and industrial	$ 39,927	$ 31,952	$ 48,857
Multifamily	99,852	100,080	11,279
Commercial real estate	—	—	955
Construction and land development	13,989	14,002	11,102
Residential real estate lending	3,180	3,525	3,644
Consumer solar	2,432	2,414	3,134
Consumer and other	124	164	257
Total loans	$ 159,504	$ 152,137	$ 79,228
Criticized and classified loans to total loans			
Commercial and industrial	0.77 %	0.62 %	1.02 %
Multifamily	1.92 %	1.94 %	0.24 %
Commercial real estate	— %	— %	0.02 %
Construction and land development	0.27 %	0.27 %	0.23 %
Residential real estate lending	0.06 %	0.07 %	0.08 %
Consumer solar	0.05 %	0.05 %	0.07 %
Consumer and other	— %	— %	0.01 %
Total loans	3.07 %	2.95 %	1.67 %

	September 30, 2026		June 30, 2026		September 30, 2025	
	Annualized net charge-offs (recoveries) to average loans	ACL to total portfolio balance	Annualized net charge-offs (recoveries) to average loans	ACL to total portfolio balance	Annualized net charge-offs (recoveries) to average loans	ACL to total portfolio balance
Commercial and industrial	0.12 %	0.87 %	0.06 %	0.90 %	2.54 %	1.03 %
Multifamily	— %	0.98 %	— %	0.96 %	— %	0.30 %
Commercial real estate	— %	0.40 %	— %	0.44 %	— %	0.59 %
Construction and land development	— %	0.31 %	— %	0.07 %	— %	6.72 %
Residential real estate lending	(0.03)%	0.56 %	(0.02)%	0.57 %	(0.06)%	0.58 %
Consumer solar	2.98 %	10.46 %	3.91 %	9.83 %	2.20 %	7.94 %
Consumer and other	0.48 %	3.20 %	0.09 %	3.29 %	0.35 %	3.36 %
Total loans	0.20 %	1.35 %	0.25 %	1.34 %	0.81 %	1.18 %

17

amalgamated FINANCIAL CORP.

Reconciliation of GAAP to Non-GAAP Financial Measures

The information provided below presents a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

	As of and for the Three Months Ended			As of and for the Nine Months Ended	
(in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Core operating revenue					
Net Interest Income (GAAP)	$ 87,940	$ 86,057	$ 76,447	$ 254,153	$ 219,934
Non-interest income (GAAP)	13,801	12,304	9,161	39,391	23,592
Operating revenue (GAAP)	$ 101,741	$ 98,361	$ 85,608	$ 293,544	$ 243,526
Add: Loss on Sale of Securities and Other Assets	427	39	1,226	1,288	2,946
Less: ICS One-Way Sell Fee Income[1]	(2,924)	(2,303)	(420)	(8,135)	(531)
Add: Loss and changes in fair value of loans held-for-sale[2]	—	—	—	—	(837)
Less: Subdebt repurchase gain[2]	(75)	—	—	(75)	—
Add: Tax depreciation on solar investments[3]	—	—	—	—	3,179
Core operating revenue (non-GAAP)	$ 99,169	$ 96,097	$ 86,414	$ 286,622	$ 248,283
Core non-interest expense					
Non-interest expense (GAAP)	$ 48,876	$ 47,312	$ 43,617	$ 142,075	$ 125,852
Less: Severance costs[4]	(53)	(80)	(260)	(755)	(527)
Core non-interest expense (non-GAAP)	$ 48,823	$ 47,232	$ 43,357	$ 141,320	$ 125,325
Core net income					
Net Income (GAAP)	$ 36,434	$ 34,766	$ 26,790	$ 96,424	$ 77,807
Add: Loss on Sale of Securities and Other Assets	427	39	1,226	1,288	2,946
Less: ICS One-Way Sell Fee Income[1]	(2,924)	(2,303)	(420)	(8,135)	(531)
Add: Loss and changes in fair value of loans held-for-sale[2]	—	—	—	—	(837)
Less: Subdebt repurchase gain[2]	(75)	—	—	(75)	—
Add: Severance costs[4]	53	80	260	755	527
Add: Tax depreciation on solar investments[3]	—	—	—	—	3,179
Add: Tax benefit (expense) on notable items	655	555	(296)	1,590	(1,420)
Core net income (non-GAAP)	$ 34,570	$ 33,137	$ 27,560	$ 91,847	$ 81,671
Tangible common equity					
Stockholders' equity (GAAP)	$ 833,561	$ 834,993	$ 775,573	$ 833,561	$ 775,573
Less: Goodwill	(12,936)	(12,936)	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(598)	(704)	(1,056)	(598)	(1,056)
Tangible common equity (non-GAAP)	$ 820,027	$ 821,353	$ 761,581	$ 820,027	$ 761,581
Average tangible common equity					
Average stockholders' equity (GAAP)	$ 841,058	$ 818,587	$ 760,540	$ 823,706	$ 741,592
Less: Goodwill	(12,936)	(12,936)	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(650)	(754)	(1,126)	(754)	(1,269)
Average tangible common equity (non-GAAP)	$ 827,472	$ 804,897	$ 746,478	$ 810,016	$ 727,387

(1) Included in service charges on deposit accounts in the Consolidated Statements of Income
(2) Included in changes in fair value of loans held-for-sale in the Consolidated Statements of Income
(3) Included in equity method investments income in the Consolidated Statements of Income
(4) Included in compensation and employee benefits in the Consolidated Statements of Income

18